Exhibit 4.4

REGISTRATION RIGHTS AGREEMENT
by and among
TEEKAY OFFSHORE PARTNERS L.P.,
TEEKAY CORPORATION
and
BROOKFIELD TK TOLP L.P.
Dated as of September 25, 2017

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	TABLE OF CONTENTS
		Page

	ARTICLE I
	Resale Shelf Registration
Section 1.1	Resale Shelf Registration Statement	1
Section 1.2	Effectiveness Period	2
Section 1.3	Subsequent Shelf Registration Statement	2
Section 1.4	Supplements and Amendments	2
Section 1.5	Subsequent Holder Notice	2
Section 1.6	Underwritten Offering	3
Section 1.7	Take-Down Notice	4
Section 1.8	Piggyback Registration	4

	ARTICLE III
	Indemnification
Section 3.1	Indemnification by Company	11
Section 3.2	Indemnification by Holders	12
Section 3.3	Notification	12
Section 3.4	Contribution	13

	ARTICLE IV
	Transfer and Termination of Registration Rights
Section 4.1	Indemnification by Company	14
Section 4.2	Indemnification by Holders	14

i
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ii
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REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of September 25, 2017, by and between TEEKAY OFFSHORE PARTNERS L.P., a Republic of The Marshall Islands limited partnership (the “Company”), BROOKFIELD TK TOLP L.P., a Bermuda limited partnership (the “Purchaser”) and TEEKAY CORPORATION, a Republic of The Marshall Islands corporation (“TK”). Capitalized terms used but not defined elsewhere herein are defined in Exhibit A.
WHEREAS, the Company and the Purchaser are parties to the Investment Agreement, dated as of July 26, 2017 (as amended from time to time, the “Investment Agreement”), pursuant to which the Company is selling to the Purchaser, and the Purchaser is purchasing from the Company, (i) an aggregate of 244,000,000 Common Units (as defined below) and (ii) an aggregate of 62,440,945 Warrants (as defined below);
WHEREAS, the Purchaser and TK are parties to the Amended and Restated Subordinate Promissory Note, dated as of the date hereof, pursuant to which the Purchaser is selling to TK, and TK is purchasing from the Purchaser, an aggregate of 11,440,945 Warrants;
WHEREAS, the Company and Teekay Holdings Limited, an Affiliate of TK (“Holdings”), are parties to an Investment Agreement dated as of July 26, 2017 (as amended from time to time, the “TK Investment Agreement”), pursuant to which the Company is selling to Holdings and Holdings is purchasing from the Company, (i) an aggregate of 12,000,000 Common Units and (ii) an aggregate of 3,059,055 Warrants;
WHEREAS, TK or its Affiliates, as the owner of the Company’s general partner, currently has certain registration rights under the Fifth Amended and Restated Agreement of Limited Partnership of the Company (the “LP Agreement”);
WHEREAS, the Purchaser upon its acquisition of ownership interests in the Company’s general partner in connection with its investment pursuant to the Investment Agreement will have certain registration rights under the LP Agreement;
WHEREAS, both the Purchaser and TK are willing to suspend their registration rights under the LP Agreement for as long as this Agreement remains in effect; and
WHEREAS, as a condition to the obligations of (a) the Company and the Purchaser under the Investment Agreement, and (b) the Company and Holdings under the TK Investment Agreement, the Company, the Purchaser and TK are entering into this Agreement for the purpose of granting certain registration and other rights to the Purchaser, TK and the respective Affiliates of the Purchaser and TK that hold Registrable Securities, and the Purchaser, TK, the respective Affiliates of the Purchaser and TK that hold Registrable Securities and any other party that may become a party hereto pursuant to Section 4.1 and that holds Registrable Securities are referred to collectively as the “Investors” or “Holders” and individually each as an “Investor” or “Holder”.

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NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
Article I

Resale Shelf Registration
Section 1.1    Resale Shelf Registration Statement. Subject to the other applicable provisions of this Agreement, the Company shall, at the request of any Investor, prepare and file within twelve (12) months after the date hereof a registration statement covering the sale or distribution from time to time by the Investors, on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, of all of the Registrable Securities on Form F-3 or Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form F-3 or Form S-3, then such registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Investors in accordance with any reasonable method of distribution elected by the Investors) (the “Resale Shelf Registration Statement”) and shall cause such Resale Shelf Registration Statement to be declared effective by the SEC within twelve (12) months after the date hereof (it being agreed that the Resale Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule 462(e) is available to the Company for the resale of the Registrable Securities in a firmly underwritten offering and in an offering that is not firmly underwritten).
Section 1.2    Effectiveness Period. On and following the date that is the 12-month anniversary of the date hereof, the Company shall, subject to the other applicable provisions of this Agreement, use its reasonable best efforts to cause the Resale Shelf Registration Statement to be continuously effective and usable until such time as there are no longer any Registrable Securities (the “Effectiveness Period”).
Section 1.3    Subsequent Shelf Registration Statement. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time during the Effectiveness Period, the Company shall use its reasonable best efforts to as promptly as is practicable cause such Shelf Registration Statement to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its reasonable best efforts to as promptly as is practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement (a “Subsequent Shelf Registration Statement”) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration Statement is filed, the Company shall use its reasonable best efforts to (a) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration Statement shall be an automatic shelf registration statement that shall become effective upon filing with the SEC pursuant to Rule 462(e) if Rule

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462(e) is available to the Company for the resale of the Registrable Securities in a firmly underwritten offering and in an offering that is not firmly underwritten) and (b) keep such Subsequent Shelf Registration Statement continuously effective and usable until the end of the Effectiveness Period. Any such Subsequent Shelf Registration Statement shall be a registration statement on Form F-3 or Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration Statement shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any method of distribution elected by the Investors.
Section 1.4    Supplements and Amendments. The Company shall supplement and amend any Shelf Registration Statement if required by the Securities Act or the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement.
Section 1.5    Subsequent Holder Notice. If a Person entitled to the benefits of this Agreement becomes a Holder of Registrable Securities after a Shelf Registration Statement becomes effective under the Securities Act, the Company shall, as promptly as is reasonably practicable following delivery of written notice to the Company of such Person becoming a Holder and requesting for its name to be included as a selling securityholder in the prospectus related to the Shelf Registration Statement (a “Subsequent Holder Notice”):
(a)    if required and permitted by applicable law, file with the SEC a supplement to the related prospectus or a post-effective amendment to the Shelf Registration Statement so that such Holder is named as a selling securityholder in the Shelf Registration Statement and the related prospectus in such a manner as to permit such Holder to deliver a prospectus to purchasers of the Registrable Securities in accordance with applicable law;
(b)    if, pursuant to Section 1.5(a), the Company shall have filed a post-effective amendment to the Shelf Registration Statement that is not automatically effective, use its reasonable best efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable; and
(c)    notify such Holder as promptly as is reasonably practicable after the effectiveness under the Securities Act of any post-effective amendment filed pursuant to Section 1.5(a).
Section 1.6    Underwritten Offering.
(a)    An Investor may, on or after the date that is twelve (12) months after the date hereof, deliver, from time to time, a written notice to the Company (the “Underwritten Offering Notice”) specifying that the sale of some or all of such Investor’s Registrable Securities subject to the Shelf Registration Statement, is intended to be conducted through an underwritten offering (the “Underwritten Offering”) in which Registrable Securities are sold to one or more underwriters on a firm commitment basis for reoffering to the public, or an offering that is a “bought deal” or “block trade; provided, that the Registrable Securities of such Investor requested to be included in such Underwritten Offering must have an aggregate value as of the date of such Underwritten Offering

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Notice of no less than the lesser of (i) $25 million and (ii) all of such Investor’s and its Affiliates Registrable Securities. Upon delivery of such Underwritten Offering Notice to the Company, the Company shall as soon as reasonably practicable (but in no event later than one Business Day following the date of delivery of the Underwritten Offering Notice to the Company) deliver notice of such Underwritten Offering Notice to all other Holders, who shall then have three Business Days (or two Business Days in the case of an underwritten “bought deal” or “block trade”) from the date that such notice is given to them to notify the Company in writing of the number of Registrable Securities held by such Holder that they want to be included in such Underwritten Offering. Upon receipt of an Underwritten Offering Notice, the Company shall as soon as reasonably practicable use its reasonable best efforts to facilitate such Underwritten Offering.
(b)    In the event of an Underwritten Offering, the Investors owning a majority of the Registrable Securities proposed to be sold in such Underwritten Offering shall select the underwriter(s) to administer the Underwritten Offering (subject to the consent of the Company which shall not be unreasonably withheld, conditioned or delayed). The Company and the Holders of Registrable Securities participating in an Underwritten Offering will enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such offering.
(c)    The Company will not include in any Underwritten Offering pursuant to this Section 1.6 any securities that are not Registrable Securities without the prior written consent of the Investors (which shall not be unreasonably withheld, conditioned or delayed) owning a majority of the Registrable Securities proposed to be sold in such Underwritten Offering. If the managing underwriter or underwriters advise the Company and the Investors participating in such Underwritten Offering in writing that in its or their good faith opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the Registrable Securities of the Investors that have requested to participate in such Underwritten Offering, allocated pro rata among such Investors on the basis of the total number of Registrable Securities then-held by such Investors, and (ii) second, any other securities of the Company that have been requested to be so included.
Section 1.7    Take-Down Notice. Subject to the other applicable provisions of this Agreement, at any time that any Shelf Registration Statement is effective, if an Investor delivers a notice to the Company (a “Take-Down Notice”) stating that it intends to effect a sale or distribution of all or part of its Registrable Securities included by it on any Shelf Registration Statement (a “Shelf Offering”) and stating the number of the Registrable Securities to be included in such Shelf Offering, then the Company shall amend, subject to the other applicable provisions of this Agreement, or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities to be sold and distributed pursuant to the Shelf Offering.

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Section 1.8    Piggyback Registration.
(a)    If the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Units or securities convertible into, or exchangeable or exercisable for, Common Units, whether or not for sale for its own account (other than a registration statement (i) on Form F-4, Form S-8 or any successor forms thereto or (ii) filed to effectuate an exchange offer or any employee benefit or dividend reinvestment plan) (a “Company-Initiated Registration”), then the Company shall give prompt written notice of such filing, which notice shall be given no later than three (3) Business Days prior to the filing date (the “Piggyback Notice”) to the Investors. The Piggyback Notice shall offer such Investors the opportunity to include (or cause to be included) in such registration statement the number of Registrable Securities as each such Investor may request (each, a “Piggyback Registration Statement”). Subject to Section 1.8(b), the Company shall include in each Piggyback Registration Statement with respect to a Company-Initiated Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein (each, a “Piggyback Request”) within two (2) Business Days after the date of the Piggyback Notice.
(b)    If any of the securities to be registered pursuant to the registration giving rise to the rights under this Section 1.8 are to be sold in an underwritten offering, the Company shall use reasonable best efforts to cause the managing underwriter or underwriters of a proposed underwritten offering to permit Holders of Registrable Securities who have timely submitted a Piggyback Request, in connection with such offering to include in such offering all Registrable Securities included in each Holder’s Piggyback Request, on the same terms and subject to the same conditions as any other units of capital stock, if any, of the Company included in the offering. Notwithstanding the foregoing, if the managing underwriter or underwriters of such underwritten offering advise the Company in writing that in its or their good faith opinion the number of securities exceeds the number of securities which can be sold in such offering in light of market conditions or is such so as to adversely affect the success of such offering, the Company will include in such offering only such number of securities that can be sold without adversely affecting the marketability of the offering, which securities will be so included in the following order of priority: (i) first, the securities proposed to be sold by the Company for its own account; (ii) second, the Registrable Securities of the Investors that have requested to participate in such underwritten offering, allocated pro rata among such Investors on the basis of the total number of Registrable Securities then-held by such Investors; and (iii) third, any other securities of the Company that have been requested to be included in such offering; provided, that Holders may, prior to the time at which the offering price or underwriter’s discount is determined with the managing underwriter or underwriters, withdraw their request to be included in such registration pursuant to this Section 1.8.
ARTICLE II

Additional Provisions Regarding Registration Rights
Section 2.1    Registration Procedures. Subject to the other applicable provisions of this Agreement, in the case of each registration of Registrable Securities effected by the Company pursuant to Article I, the Company will:

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(a)    prepare and promptly file with the SEC a registration statement with respect to such securities and use reasonable best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby, in accordance with the applicable provisions of this Agreement;
(b)    prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the period specified in paragraph (a) above and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the Holders’ intended method of distribution set forth in such registration statement for such period;
(c)    furnish to the Holders’ legal counsel copies of the registration statement and the prospectus included therein (including each preliminary prospectus) proposed to be filed and provide such legal counsel a reasonable opportunity to review and comment on such registration statement;
(d)    if requested by the managing underwriter or underwriters, if any, or the Holders, promptly include in any prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters, if any, or the Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after the Company has received such request;
(e)    in the event that the Registrable Securities are being offered in an Underwritten Offering, furnish to the Holders and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus and final prospectus as the Holders or such underwriters may reasonably request in order to facilitate the public offering or other disposition of such securities;
(f)    immediately notify the Holders at any time when a prospectus relating thereto is required to be delivered under the Securities Act or of the Company’s discovery of the occurrence of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and, subject to Section 2.2, at the request of the Holders, prepare as promptly as is practicable and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;
(g)    use its reasonable best efforts to register and qualify (or exempt from such registration or qualification) the securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions within the United States as shall be reasonably

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requested in writing by the Holders; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdictions where it would not otherwise be required to qualify but for this subsection or (ii) take any action that would subject it to general service of process in any such jurisdictions;
(h)    in the event that the Registrable Securities are being offered in an underwritten public offering, enter into an underwriting agreement in accordance with the applicable provisions of this Agreement;
(i)    in connection with an Underwritten Offering, the Company shall use its reasonable best efforts to cause its officers to support the marketing of the Registrable Securities covered by such offering (including participation by the Company’s management in “road shows” or other similar marketing efforts);
(j)    use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, (ii) a “negative assurances letter”, dated such date of the legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and (iii) a letter dated such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;
(k)    list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Units are then listed;
(l)    provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;
(m)    in connection with a customary due diligence review, make available for inspection by the Holders, any underwriter participating in any such disposition of Registrable Securities, if any, and any counsel or accountants retained by the Holders or underwriter (collectively, the “Offering Persons”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information and participate in customary due diligence sessions in each case reasonably requested by any such representative, underwriter, counsel or accountant in connection with such Registration Statement; provided, however, that any information that is not generally publicly available at the time of delivery of such information shall be kept confidential by such Offering Persons unless (i) disclosure of such information is required by court or administrative order or in connection with an audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor, (ii) disclosure of such information, in the reasonable judgment of the Offering Persons, is required by law or applicable legal process (including in connection with the offer and sale of securities pursuant to the rules and regulations

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of the SEC), (iii) such information is or becomes generally available to the public other than as a result of a non-permitted disclosure or failure to safeguard by such Offering Persons in violation of this Agreement or (iv) such information (A) was known to such Offering Persons (prior to its disclosure by the Company) from a source other than the Company when such source, to the knowledge of the Offering Persons, was not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information, (B) becomes available to the Offering Persons from a source other than the Company when such source, to the knowledge of the Offering Persons, is not bound by any contractual, legal or fiduciary obligation of confidentiality to the Company with respect to such information or (C) was developed independently by the Offering Persons or their respective representatives without the use of, or reliance on, information provided by the Company. In the case of a proposed disclosure pursuant to (i) or (ii) above, such Person shall be required to give the Company written notice of the proposed disclosure prior to such disclosure (except in the case of (ii) above when a proposed disclosure was or is to be made in connection with a registration statement or prospectus under this Agreement and except in the case of clause (i) above when a proposed disclosure is in connection with a routine audit or examination by, or a blanket document request from, a regulatory or self-regulatory authority, bank examiner or auditor);
(n)    cooperate with the Holders and each underwriter or agent participating in the disposition of Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA, including the use of its reasonable best efforts to obtain FINRA’s pre-clearance or pre-approval of the registration statement and applicable prospectus upon filing with the SEC; and
(o)    as promptly as is practicable notify the Holders (i) when the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such registration statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or other federal or state governmental authority for amendments or supplements to such registration statement or related prospectus or to amend or to supplement such prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or the initiation of any proceedings for such purpose, (iv) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 2.1(f) above relating to any applicable offering cease to be true and correct or (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.
The Holders agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.1(f), 2.1(o)(ii) or 2.1(o)(iii), the Holders shall discontinue disposition of any Registrable Securities covered by such registration statement or the related prospectus until receipt of the copies of the supplemented or amended prospectus, which supplement or amendment shall, subject to the other applicable provisions of this Agreement, be prepared and furnished as soon as practicable, or until the Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed, and have received copies of any amended or

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supplemented prospectus or any additional or supplemental filings which are incorporated, or deemed to be incorporated, by reference in such prospectus (such period during which disposition is discontinued being an “Interruption Period”) and, if requested by the Company, the each Holder shall use its commercially reasonable efforts to return to the Company all copies then in their possession, of the prospectus covering such Registrable Securities at the time of receipt of such request. As soon as practicable after the Company has determined that the use of the applicable prospectus may be resumed, the Company will notify the Holders thereof. In the event the Company invokes an Interruption Period hereunder and in the reasonable discretion of the Company the need for the Company to continue the Interruption Period ceases for any reason, the Company shall, as soon as practicable, provide written notice to the Holders that such Interruption Period is no longer applicable.
Section 2.2    Suspension. (a) The Company shall be entitled from time to time on no more than two occasions of up to 60 days each in any twelve (12) month period and for a period of time not to exceed in the aggregate ninety (90) days in any twelve (12) month period, to (x) defer any registration of Registrable Securities and shall have the right not to file and not to cause the effectiveness of any registration covering any Registrable Securities, (y) suspend the use of any prospectus and registration statement covering any Registrable Securities and (z) require the Holders of Registrable Securities to suspend any offerings or sales of Registrable Securities pursuant to a registration statement, if the Company delivers to the Holders a certificate signed by an executive officer certifying that such registration and offering would (i) require the Company to make an Adverse Disclosure or (ii) materially interfere with any bona fide material financing, acquisition, disposition or other similar transaction involving the Company or any of its subsidiaries then under consideration. Such certificate shall contain a statement of the reasons for such suspension and an estimate of the anticipated length of such suspension. The Holders shall keep the information contained in such certificate confidential subject to the same terms set forth in Section 2.1(m). If the Company defers any registration of Registrable Securities in response to a Underwritten Offering Notice or requires the Investors or the Holders to suspend any Underwritten Offering, the Investors shall be entitled to withdraw such Underwritten Offering Notice and if they do so, such request shall not be treated for any purpose as the delivery of an Underwritten Offering Notice pursuant to Section 1.6.
Section 2.3    Expenses of Registration. All Registration Expenses incurred in connection with any registration pursuant to Article I shall be borne by the Company. All Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders of the Registrable Securities included in such registration.
Section 2.4    Information by Holders. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and their Affiliates, the Registrable Securities held by them and the distribution proposed by such Holder or Holders and their Affiliates as the Company or its representatives may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement. It is understood and agreed that the obligations of the Company under Article I are conditioned on the timely provisions of the foregoing information by such Holder or

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Holders and, without limitation of the foregoing, will be conditioned on compliance by such Holder or Holders with the following:
(a)    such Holder or Holders will, and will cause their respective Affiliates to, cooperate with the Company in connection with the preparation of the applicable registration statement and prospectus and, for so long as the Company is obligated to keep such registration statement effective, such Holder or Holders will and will cause their respective Affiliates to, provide to the Company, in writing and in a timely manner, for use in such registration statement (and expressly identified in writing as such), all information regarding themselves and their respective Affiliates and such other information as may be required by applicable law to enable the Company to prepare or amend such registration statement, any related prospectus and any other documents related to such offering covering the applicable Registrable Securities owned by such Holder or Holders and to maintain the currency and effectiveness thereof;
(b)    during such time as such Holder or Holders and their respective Affiliates may be engaged in a distribution of the Registrable Securities, such Holder or Holders will, and they will cause their Affiliates to, comply with all laws applicable to such distribution; and
(c)    on receipt of any notice from the Company of the occurrence of any of the events specified in Section 2.1(f) or clauses (ii) or (iii) of Section 2.1(o), or that otherwise requires the suspension by such Holder or Holders and their respective Affiliates of the offering, sale or distribution of any of the Registrable Securities owned by such Holder or Holders, such Holders shall, and they shall cause their respective Affiliates to, cease offering, selling or distributing the Registrable Securities owned by such Holder or Holders until the offering, sale and distribution of the Registrable Securities owned by such Holder or Holders may recommence in accordance with the terms hereof and applicable law.
Section 2.5    Rule 144 Reporting. With a view to making available the benefits of Rule 144 to the Holders, the Company agrees that, for so long as an Investor owns Registrable Securities, the Company will:
(a)    use its reasonable best efforts to make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date of this Agreement;
(b)    so long as an Investor owns any Common Units or Warrants, furnish to the Investor upon written request a written statement by the Company as to its compliance with the reporting requirements of the Exchange Act; and
(c)    cooperate with the Investors in any sale or transfer of Registrable Securities pursuant to Rule 144.
Section 2.6    Subsequent Registration Rights. So long as the Investors hold any Registrable Securities in respect of which registration rights provided for in Article I of this Agreement remain in effect, the Company will not, directly or indirectly, without the prior written consent of each of the Investors, grant to any Person or agree to otherwise become obligated in respect of (i) the rights of registration in the nature or substantially in the nature of those set forth

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in Article I of this Agreement that would have priority over or parity with the Registrable Securities with respect to the inclusion of such securities in any registration or (ii) demand registration rights exercisable prior to such time as the Investors can first exercise its rights under Article I.
Section 2.7    Holdback Agreement. If during the Effectiveness Period, the Company shall file a registration statement (other than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act) with respect to an underwritten public offering of Common Units or securities convertible into, or exchangeable or exercisable for, such securities or otherwise informs the Holders that it intends to conduct such an offering utilizing an effective registration statement or pursuant to an underwritten Rule 144A and/or Regulation S offering and provides such Holder the opportunity to participate in such offering as provided in Article I, the Holders shall, if requested by the managing underwriter or underwriters, enter into a customary “lock-up” agreement relating to the sale, offering or distribution of Registrable Securities, in the form reasonably requested by the managing underwriter or underwriters, covering the period commencing on the date of the prospectus pursuant to which such offering may be made and continuing until up to 90 days from the date of such prospectus (or such shorter period for which a lock-up shall apply to the Company).
ARTICLE III

Indemnification
Section 3.1    Indemnification by Company. To the extent permitted by applicable law, the Company will, with respect to any Registrable Securities covered by a registration statement or prospectus, or as to which registration, qualification or compliance under applicable “blue sky” laws has been effected pursuant to this Agreement, indemnify and hold harmless each Holder, each Holder’s current and former officers, directors, partners, members, managers, shareholders, accountants, attorneys, agents and employees, and each Person controlling such Holder within the meaning of Section 15 of the Securities Act (collectively, the “Company Indemnified Parties”), from and against any and all expenses, claims, losses, damages, costs (including costs of preparation and reasonable attorney’s fees and any legal or other fees or expenses actually incurred by such party in connection with any investigation or proceeding), judgments, fines, penalties, charges, amounts paid in settlement and other liabilities, joint or several, (or actions in respect thereof) (collectively, “Losses”) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rules or regulations thereunder applicable to the Company and (without limiting the preceding portions of this Section 3.1), the Company will reimburse each of the Company Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket

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expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.1, settling any such Losses or action, as such expenses are incurred; provided that the Company’s indemnification obligations shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the Company (which consent shall not be unreasonably withheld or delayed), nor shall the Company be liable to a Holder in any such case for any such Losses or action to the extent that it arises out of or is based upon a violation or alleged violation of any state or federal law (including any claim arising out of or based on any untrue statement or alleged untrue statement or omission or alleged omission in the registration statement or prospectus) which occurs in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives expressly for use in connection with such registration by or on behalf of any Holder.
Section 3.2    Indemnification by Holders. To the extent permitted by applicable law, each Holder will, if Registrable Securities held by such Holder are included in the securities as to which registration or qualification or compliance under applicable “blue sky” laws is being effected, indemnify, severally and not jointly with any other Holders of Registrable Securities, the Company, each of its representatives, each Person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act (collectively, the “Holder Indemnified Parties”), against all Losses (or actions in respect thereof) to the extent arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, preliminary prospectus, offering circular, “issuer free writing prospectus” or other document, in each case related to such registration statement, or any amendment or supplement thereto, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, and will reimburse each of the Holder Indemnified Parties for any reasonable and documented out-of-pocket legal expenses and any other reasonable and documented out-of-pocket expenses actually incurred in connection with investigating, defending or, subject to the last sentence of this Section 3.2, settling any such Losses or action, as such expenses are incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular, “issuer free writing prospectus” or other document in reliance upon and in conformity with written information regarding such Holder furnished to the Company by such Holder or its authorized representatives and stated to be specifically for use therein; provided, however, that in no event shall any indemnity under this Section 3.2 payable by any Holder exceed an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement. The indemnity agreement contained in this Section 3.2 shall not apply to amounts paid in settlement of any Losses or action if such settlement is effected without the prior written consent of the applicable Holder (which consent shall not be unreasonably withheld or delayed).
Section 3.3    Notification. If any Person shall be entitled to indemnification under this Article III (each, an “Indemnified Party”), such Indemnified Party shall give prompt notice to the party required to provide indemnification (each, an “Indemnifying Party”) of any claim or of the commencement of any proceeding as to which indemnity is sought. The Indemnifying Party shall

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have the right, exercisable by giving written notice to the Indemnified Party as promptly as reasonably practicable after the receipt of written notice from such Indemnified Party of such claim or proceeding, to assume, at the Indemnifying Party’s expense, the defense of any such claim or litigation, with counsel reasonably satisfactory to the Indemnified Party and, after notice from the Indemnifying Party to such Indemnified Party of its election to assume the defense thereof, the Indemnifying Party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such Indemnified Party hereunder for any legal expenses and other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof; provided, however, that an Indemnified Party shall have the right to employ separate counsel in any such claim or litigation, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless the Indemnifying Party shall have failed within a reasonable period of time to assume such defense and the Indemnified Party is or would reasonably be expected to be materially prejudiced by such delay. The failure of any Indemnified Party to give notice as provided herein shall relieve an Indemnifying Party of its obligations under this Article III only to the extent that the failure to give such notice is materially prejudicial or harmful to such Indemnifying Party’s ability to defend such action. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the prior written consent of each Indemnified Party (which consent shall not be unreasonably withheld or delayed), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. The indemnity agreements contained in this Article III shall not apply to amounts paid in settlement of any claim, loss, damage, liability or action if such settlement is effected without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed. The indemnification set forth in this Article III shall be in addition to any other indemnification rights or agreements that an Indemnified Party may have. An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other Indemnified Parties with respect to such claim.
Section 3.4    Contribution. If the indemnification provided for in this Article III is held by a court of competent jurisdiction to be unavailable to an Indemnified Party, other than pursuant to its terms, with respect to any Losses or action referred to therein, then, subject to the limitations contained in this Article III, the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses or action in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other, in connection with the actions, statements or omissions that resulted in such Losses or action, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and the Indemnified Party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made (or omitted) by, or relates to information supplied by such Indemnifying Party or such Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such

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action, statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 3.4 was determined solely upon pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentence of this Section 3.4. Notwithstanding the foregoing, the amount each Holder will be obligated to contribute pursuant to this Section 3.4 will be limited to an amount equal to the net proceeds received by such Holder in respect of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
ARTICLE IV

Transfer and Termination of Registration Rights
Section 4.1    Transfer of Registration Rights. Any rights granted to the Purchaser or Investor under this Agreement may be transferred or assigned to any Person in connection with a transfer of Common Units or Warrants to such Person; provided, however, that (i) prior written notice of such assignment of rights is given to the Company, (ii) such

Person that becomes the owner of any Registrable Securities executes and delivers to the Company a joinder to this Agreement substantially in the form of Exhibit B attached hereto and (iii) such transfer is (A) with respect to Common Units or Warrants (on an as-exercised basis), collectively, that represents five percent (5%) or more of the aggregate outstanding Common Units of the Limited Partnership or (B) of Registrable Securities then held by any Investor to an Investor or an Affiliate of an Investor.
Section 4.2    Termination of Registration Rights. The rights of any particular Holder to cause the Company to register securities under Article I shall terminate with respect to such Holder upon the date upon which such Holder no longer holds any Registrable Securities.
Section 4.3    Suspension of Registration Rights Under LP Agreement. For so long as this Agreement remains in effect, the registration rights contained in this Agreement supersede the registration rights in the LP Agreement set forth in Section 7.12 of the LP Agreement and the Investors agree to suspend their rights to exercise registration rights pursuant to Section 7.12 of the LP Agreement and agree not to transfer their Registrable Securities to any Affiliate unless such Affiliate agrees to suspend its rights to exercise registration rights pursuant to Section 7.12 of the LP Agreement upon and following the transfer of such Registrable Securities.
ARTICLE V

Miscellaneous
Section 5.1    Amendments and Waivers. Subject to compliance with applicable law, this Agreement may be amended or supplemented in any and all respects by written agreement of the

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Company and the Purchaser; provided that (a) no amendment or supplement that may adversely affect a Holder with respect to a term differently than the consenting Holders may be effected without the written consent of each affected Holder (other than insofar as such terms are different from the outset) and (b) no consent to an amendment or supplement need be obtained from any non-affected Holder; provided, however, so long as TK or its Affiliates own Registrable Securities, TK’s rights hereunder may not be adversely affected without TK’s or its Affiliates’ consent, as applicable.

Section 5.2    Extension of Time, Waiver, Etc. The parties hereto may, subject to applicable law, (a) extend the time for the performance of any of the obligations or acts of the other party or (b) waive compliance by the other party with any of the agreements contained herein applicable to such party or, except as otherwise provided herein, waive any of such party’s conditions. Notwithstanding the foregoing, no failure or delay by the parties hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
Section 5.3    Assignment. Except as provided in Section 4.1, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties hereto without the prior written consent of the other party hereto.
Section 5.4    Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or electronic mail), each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
Section 5.5    Entire Agreement; No Third Party Beneficiary. This Agreement, including the Transaction Documents (as defined in the Investment Agreement), constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof and thereof. No provision of this Agreement shall confer upon any Person other than the parties hereto and their permitted assigns any rights or remedies hereunder.
Section 5.6    Governing Law; Jurisdiction.
(a)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of laws principles.
(b)    All legal or administrative proceedings, suits, investigations, arbitrations or actions (“Actions”) arising out of or relating to this Agreement shall be heard and determined in

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the Supreme Court of the State of New York, New York County, and the United States District Court for the Southern District of New York, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 5.6 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 5.9 of this Agreement. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.
Section 5.7    Specific Enforcement. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to enforce specifically the terms and provisions hereof in the courts described in Section 5.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of this Agreement and without that right, neither the Company, the Invesor nor TK would have entered into this Agreement. The parties hereto agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties hereto acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 5.7 shall not be required to provide any bond or other security in connection with any such order or injunction.
Section 5.8    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 5.8.

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Section 5.9    Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (which is confirmed), emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:
If to the Company, to it at:
Teekay Offshore Partners L.P
4th Floor, Belvedere Building
69 Pitts Bay Road
Hamilton HM 08, Bermuda
Attention:     Corporate Secretary
Facsimile:     (441) 292-3931
Email:        Edie.Robinson@teekay.com

with a copy to (which copy alone shall not constitute notice):
Vinson & Elkins LLP
666 Fifth Avenue, 26th Floor
New York, NY 10103-0040
Attention:     Mike Rosenwasser
Facsimile:     (917) 206-8100
Email:        mrosenwasser@velaw.com

If to the Purchaser, to it at:
Brookfield TK TOLP L.P.
c/o Brookfield Business Partners L.P.
181 Bay Street PO Box 762
Toronto, Ontario, M5J 2T3
Attention:     Ryan Szainwald
Lyndsay Hatlelid
Facsimile:    (416) 369-2301
Email:        Ryan.Szainwald@brookfield.com
Lyndsay.Hatlelid@brookfield.com

with a copy (which shall not constitute notice) to:
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:    Joshua N. Korff, Esq.
        Elazar Guttman, Esq.
        Ross M. Leff, Esq.
Facsimile:    (212) 446-4900
Email:        JKorff@kirkland.com
Elazar.Guttman@kirkland.com

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Ross.Leff@kirkland.com

If to an Investor, other than the Purchaser, to such address of the Investor as the Investor specifies by notice to the other parties hereto.

If to TK, to it at:
Teekay Corporation
4th Floor, Belvedere Building
69 Pitts Bay Road
Hamilton HM 08, Bermuda
Attention:     Corporate Secretary
Facsimile:     (441) 298-2530
Email:        Edie.Robinson@teekay.com

with a copy to (which copy alone shall not constitute notice):
Perkins Coie LLP
1120 N.W. Couch Street, 10th Floor
Portland, Oregon 97209-4128
Attention:     David Matheson
                    Gina Eiben
Facsimile:     (503) 346-2008
Email:                    dmatheson@perkinscoie.com
                    geiben@perkinscoie.com

or such other address, email address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.
Section 5.10    Severability. If any term, condition or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law.
Section 5.11    Expenses. Except as provided in Section 2.3, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

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Section 5.12    Interpretation. The rules of interpretation set forth in Section 8.06 of the Investment Agreement shall apply to this Agreement, mutatis mutandis.
[Signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.

COMPANY: TEEKAY OFFSHORE PARTNERS L.P. By: Teekay Offshore GP L.L.C., its general partner By: /s/ Edith Robinson Name: Edith Robinson Title: Secretary

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
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PURCHASER: BROOKFIELD TK TOLP L.P. By: /s/Gregory E A Morrison Name: Gregory E A Morrison Title: Director

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
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TEEKAY CORPORATION

By:              /s/ Edith Robinson
       Name:  Edith Robinson
       Title:    Assistant Corporate Secretary

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT
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EXHIBIT A

DEFINED TERMS
1.The following capitalized terms have the meanings indicated:
“Adverse Disclosure” means public disclosure of material non-public information that, in the reasonable judgment of the Company (after consultation with legal counsel): (i) would be required to be made in any registration statement filed with the SEC by the Company so that such registration statement would not be materially misleading; (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such registration statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.
“Affiliate” means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person; provided, that (i) the Company and its Subsidiaries shall not be deemed to be Affiliates of the Investor or any of its Affiliates, (ii) the Parent and its Subsidiaries shall not be deemed to be Affiliates of the Investor or any of its Affiliates, and (iii) portfolio companies in which the Investor or any of its Affiliates has an investment (whether as debt or equity) shall not be deemed an Affiliate of the Investor or the Investor’s Affiliates. For the purposes of this definition, “control”, when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling,” “controlled,” “controlled by” and “under common control with” have meanings correlative to the foregoing.
“Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by law to be closed.
“Common Units” means all common units of the Company currently or hereafter existing.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc.
“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority.
“register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement or the automatic effectiveness of such registration statement, as applicable.
“Registrable Securities” means, as of any date of determination, (a) Common Units issued to the Purchaser pursuant to the Investment Agreement, (b) Common Units issued to TK or its Affiliates pursuant to the TK Investment Agreement and (c) Common Units beneficially owned by

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Purchaser or its Affiliates or TK or its Affiliates as of the date of this Agreement (in each case, whether or not subsequently transferred to any Investor) and any Common Units hereafter acquired by any Investor pursuant to the exercise of the Warrants, and any other securities issued or issuable with respect to any such Common Units or Warrants by way of unit split, unit dividend, distribution, recapitalization, merger, exchange, replacement or similar event or otherwise. As to any particular Registrable Securities, once issued, such securities shall cease to be Registrable Securities when (i) such securities are sold or otherwise transferred pursuant to an effective registration statement under the Securities Act, (ii) such securities shall have ceased to be outstanding, (iii) such securities have been transferred in a transaction in which the Holder’s rights under this Agreement are not assigned to the transferee of the securities pursuant to Section 4.1 or (iv) all of such Holder’s securities may be resold without restriction on manner of sale or volume within one three-month period pursuant to Rule 144, provided that any such security that ceases to be a Registrable Security under this clause (iv) will again be deemed a Registrable Security if a subsequent decrease in trading volume results in the holder thereof not being able to sell such securities during such period without restriction as to volume or manner of sale pursuant to Rule 144.
“Registration Expenses” means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, FINRA fees and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or “blue sky” laws (including reasonable fees and disbursements of counsel in connection with “blue sky” qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any Registration Statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters to be provided pursuant to Section 2.1 hereof), (vii) fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and expenses of any counsel to the Holders, (ix) fees and expenses in connection with any review of the underwriting arrangements or other terms of the offering, and all fees and expenses of any “qualified independent underwriter” or other independent appraiser participating in any offering, including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies, and

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(xv) all other costs and expenses incurred by the Company or its officers in connection with their compliance with the Company’s obligations under this Agreement.
“Rule 144” means Rule 144 promulgated under the Securities Act and any successor provision.
“Rule 462(e)” means Rule 462(e) promulgated under the Securities Act and any successor provision.
“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.
“Shelf Registration Statement” means the Resale Shelf Registration Statement or a Subsequent Shelf Registration Statement, as applicable.
“Warrants” means the warrants issued or transferred to the Purchaser and TK or its Affiliates pursuant to the Investment Agreement, the TK Investment Agreement or the Amended and Restated Promissory Note (as defined in the Investment Agreement), and all warrants issued upon division or combination of, or substitution in for, such warrants.

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2.    The following terms are defined in the Sections of the Agreement indicated:
INDEX OF TERMS

Term	Section
Actions	Section 5.6(b)
Agreement	Preamble
Company	Preamble
Company-Initiated Registration	Section 1.8(a)
Company Indemnified Parties	Section 3.1
Effectiveness Period	Section 1.2
Holder	Recitals
Holder Indemnified Parties	Section 3.2
Holders	Recitals
Indemnified Party	Section 3.3
Indemnifying Party	Section 3.3
Interruption Period	Section 2.1(o)
Investment Agreement	Recitals
Investor	Recitals
Investor-Initiated Registration	Section 1.8(b)
Investors	Recitals
Losses	Section 3.1
Offering Persons	Section 2.1(m)
Piggyback Notice	Section 1.8(a)
Piggyback Registration Statement	Section 1.8(a)
Piggyback Request	Section 1.8(a)
Purchaser	Preamble
Resale Shelf Registration Statement	Section 1.1
Shelf Offering	Section 1.7
Subsequent Holder Notice	Section 1.5
Subsequent Shelf Registration Statement	Section 1.3
Take-Down Notice	Section 1.7
TK Investment Agreement	Recitals
Underwritten Offering	Section 1.6(a)
Underwritten Offering Notice	Section 1.6(a)

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EXHIBIT B

FORM OF JOINDER TO
REGISTRATION RIGHTS AGREEMENT
THIS JOINDER (this “Joinder”) to the Registration Rights Agreement (the “Agreement”) dated as of September 25, 2017 by and among TEEKAY OFFSHORE PARTNERS L.P., a Delaware corporation (the “Company”), BROOKFIELD TK TOLP L.P., TEEKAY CORPORATION and the other parties thereto from time to time, is made and entered into as of _________ by and between the Company and _________________ (“Holder”). Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.
WHEREAS, Holder has acquired [[_____ Common Units] / [_______ Warrants]] from ___________.
NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder hereby agree as follows:
1.    Agreement to be Bound. Holder hereby (i) acknowledges that Holder has received and reviewed a complete copy of the Agreement and (ii) agrees that upon execution of this Joinder, Holder shall become a party to the Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Agreement as though an original party thereto as an Investor.
2.    Successors and Assigns. Except as otherwise provided in the Agreement, this Joinder shall bind and inure to the benefit of and be enforceable by the Company and Holder.
3.    Notices. For purposes of Section 5.9 of the Agreement, all notices, demands or other communications to the Holder shall be directed to:
[Name]

[Address]
4.    Counterparts; Facsimile Signatures. This Joinder may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.
5.    Governing Law. This Joinder shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any rules, principles or provisions of choice of law or conflict of laws.
6.    Descriptive Headings. The descriptive headings of this Joinder are inserted for convenience only and do not constitute a part of this Joinder.

B-1
136252302.7

B-2
136252302.7

IN WITNESS WHEREOF, the parties hereto have executed this Joinder to the Registration Rights Agreement as of the date set forth in the introductory paragraph hereof.

TEEKAY OFFSHORE PARTNERS L.P.
By:	Teekay Offshore GP L.L.C., its general partner
By:	__________________________________
Name:
Title:

[HOLDER]
By:	__________________________________
Name:
Title:

B-3
136252302.7